Exhibit 1.3

Agree Realty Corporation
(a Maryland corporation)

Shares of Common Stock

(Par Value $0.0001)

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

May 5, 2023

[ • ] [ • ] [ • ]

To the addressee set forth above:

Reference is made to the Equity Distribution Agreement, dated September 2, 2022 (the “Agreement”), by and among Agree Realty Corporation, a Maryland corporation (the “Company”), Agree Limited Partnership, a Delaware limited Partnership (the “Operating Partnership”), and [ • ] (the “Manager”).

The Agreement contemplates the offering and sale of Shares pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-238729). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File No. 333-[ • ]) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on the date hereof) and (ii) a prospectus supplement dated May 5, 2023 relating to the Securities and an accompanying prospectus dated May 5, 2023.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this agreement, and for other good and valuable consideration the receipt and sufficiency of which the Company, the Operating Partnership and the Manager (collectively, the “Parties”) hereto acknowledge, the Parties hereto agree as follows:

1.              Description of Securities. The second paragraph of Section 1 of the Agreement shall be replaced in its entirety with the following:

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-[ • ]) on May 5, 2023, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Manager, for use by the Manager copies, of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act (the “Rule 430B Information”), is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

2.             Registration Statement and Prospectuses. The first paragraph of Section 5(a)(1) of the Agreement shall be replaced in its entirety with the following:

The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act pursuant to the standards for such form as currently in effect and as in effect immediately prior to October 21, 1992 and the Securities have been and remain eligible for registration by the Company on such shelf registration statement. The Registration Statement was automatically deemed effective upon filing with the Commission on May 5, 2023. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings or examination under Section 8(d) or 8(e) of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) and complies in all other material respects with such Rule. The Company has not received from the Commission any notice objecting to the use of the shelf registration statement form.

3.            Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

4.             Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.             Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

Terms used herein but not otherwise defined are used herein as defined in the Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

AGREE REALTY CORPORATION

By:
Name:
Title:

AGREE LIMITED PARTNERSHIP
By: Agree Realty Corporation, its General Partner

By:
Name:
Title:

[Agree Realty Corporation Equity Distribution Agreement Amendment No. 1 Signature Page]

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

[ • ], AS MANAGER

By:
Name:
Title:

[Agree Realty Corporation Equity Distribution Agreement Amendment No. 1 Signature Page]